EXHIBIT 4.1


                             FIXED RATE SENIOR NOTE

REGISTERED                                                  REGISTERED
No. FXR                                                     U.S. $
                                                            CUSIP:

     Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.



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


                                 MORGAN STANLEY
                   SENIOR GLOBAL MEDIUM-TERM NOTES, SERIES C
                                  (Fixed Rate)

                         STOCK PARTICIPATION ACCRETING
               REDEMPTION QUARTERLY-PAY SECURITIES(SM) ("SPARQS")

                        10% SPARQS(R) DUE APRIL 1, 2005
                            MANDATORILY EXCHANGEABLE
                         FOR SHARES OF COMMON STOCK OF
                                 TELLABS, INC.


-----------------------------------------------------------------------------------------------------------------
ORIGINAL ISSUE DATE:    INITIAL REDEMPTION           INTEREST RATE:   % per         MATURITY DATE:
                          DATE: See "Morgan            annum (equivalent              See "Maturity Date"
                          Stanley Call Right"          to $      per annum per        below.
                          below.                       SPARQS)
-----------------------------------------------------------------------------------------------------------------
INTEREST ACCRUAL        INITIAL REDEMPTION           INTEREST PAYMENT               OPTIONAL
  DATE:                   PERCENTAGE: See              DATE(S): See "Interest         REPAYMENT
                          "Morgan Stanley Call         Payment Dates" below.          DATE(S):  N/A
                          Right" and "Call Price"
                          below.
-----------------------------------------------------------------------------------------------------------------
SPECIFIED CURRENCY:     ANNUAL REDEMPTION            INTEREST PAYMENT               APPLICABILITY OF
  U.S. dollars            PERCENTAGE                   PERIOD: Quarterly              MODIFIED
                          REDUCTION: N/A                                              PAYMENT UPON
                                                                                      ACCELERATION OR
                                                                                      REDEMPTION: See
                                                                                      "Alternate Exchange
                                                                                      Calculation in Case of
                                                                                      an Event of Default"
                                                                                      below.
-----------------------------------------------------------------------------------------------------------------
IF SPECIFIED            REDEMPTION NOTICE            APPLICABILITY OF               If yes, state Issue Price:
  CURRENCY OTHER          PERIOD: At least 10          ANNUAL INTEREST                N/A
  THAN U.S. DOLLARS,      days but no more than        PAYMENTS: N/A
  OPTION TO ELECT         30 days.  See "Morgan
  PAYMENT IN U.S.         Stanley Call Right" and
  DOLLARS: N/A            "Morgan Stanley Notice
                          Date" below.
-----------------------------------------------------------------------------------------------------------------
EXCHANGE RATE           TAX REDEMPTION               PRICE APPLICABLE               ORIGINAL YIELD TO
  AGENT: N/A              AND PAYMENT OF             UPON OPTIONAL                      MATURITY: N/A
                          ADDITIONAL                 REPAYMENT: N/A
                          AMOUNTS: N/A
-----------------------------------------------------------------------------------------------------------------
OTHER PROVISIONS:       IF YES, STATE INITIAL
  See below.            OFFERING DATE: N/A
-----------------------------------------------------------------------------------------------------------------

Issue Price..........................  $        per each $       principal
                                       amount of this SPARQS

Maturity Date........................  April 1, 2005, subject to acceleration as described below in "Price Event
                                       Acceleration" and "Alternate Exchange
                                       Calculation in Case of an Event of
                                       Default" and subject
                                       to extension if the Final Call Notice
                                       Date is postponed in accordance with the following paragraph.

                                       If the Final Call Notice Date is
                                       postponed because it is not a Trading
                                       Day or due to a Market Disruption Event
                                       or otherwise and the Issuer exercises
                                       the Morgan Stanley Call Right, the
                                       Maturity Date shall be postponed so that the Maturity Date will be the tenth calendar day following the Final Call Notice Date. See "Final Call Notice Date" below.

                                       In the event that the Final Call Notice
                                       Date is postponed because it is not a
                                       Trading Day or due to a Market
                                       Disruption Event or otherwise, the
                                       Issuer shall give notice of such
                                       postponement as promptly as possible,
                                       and in no case later than two Business
                                       Days following the scheduled Final Call
                                       Notice Date, (i) to the holder of this
                                       SPARQS by mailing notice of such
                                       postponement by first class mail,
                                       postage prepaid, to the holder's last
                                       address as it shall appear upon the
                                       registry books, (ii) to the Trustee by
                                       telephone or facsimile confirmed by
                                       mailing such notice to the Trustee by
                                       first class mail, postage prepaid, at
                                       its New York office and (iii) to The
                                       Depository Trust Company (the
                                       "Depositary") by telephone or facsimile
                                       confirmed by mailing such notice to the
                                       Depositary by first class mail, postage
                                       prepaid. Any notice that is mailed in
                                       the manner herein provided shall be
                                       conclusively presumed to have been duly
                                       given, whether or not the holder of this SPARQS receives the notice. Notice of the date to which the Maturity Date has been rescheduled as a result of postponement of the Final Call Notice Date, if applicable, shall be included in the Issuer's notice of exercise of the Morgan Stanley Call Right.

Interest Payment Dates...............

                                       If the scheduled Maturity Date is
                                       postponed due to a Market Disruption
                                       Event or otherwise, the Issuer shall pay interest on the Maturity Date as postponed rather than on April 1, 2005, but no interest will accrue on this SPARQS or on such payment during the period from or after the scheduled Maturity Date.

Record Date..........................  Notwithstanding the definition of
                                       "Record Date" on page 22 hereof, the
                                       Record Date for each Interest Payment
                                       Date, including the Interest Payment
                                       Date scheduled to
                                       occur on the Maturity Date, shall be the date 5 calendar days prior to such scheduled Interest Payment Date, whether or not that date is a Business Day; provided, however, that in the event that the Issuer exercises the Morgan Stanley Call Right, no Interest Payment Date shall occur after the Morgan Stanley Notice Date, except for any Interest Payment Date for which the Morgan Stanley Notice Date falls on or after the "ex-interest" date for the related interest payment, in which case the related interest payment shall be made on such Interest Payment Date; and provided, further, that accrued but unpaid interest payable on the Call Date, if any, shall be payable to the person to whom the Call Price is payable. The "ex- interest" date for any interest payment is the date on which purchase transactions in the SPARQS no longer carry the right to receive such interest payment.

                                       In the event that the Issuer exercises
                                       the Morgan Stanley Call Right and the
                                       Morgan Stanley Notice Date falls before
                                       the "ex-interest" date for an interest
                                       payment, so that as a result a scheduled
                                       Interest Payment Date will not occur,
                                       the Issuer shall cause the Calculation
                                       Agent to give notice to the Trustee and
                                       to the Depositary, in each case in the
                                       manner and at the time described in the
                                       second and third paragraphs under
                                       "Morgan Stanley Call Right" below, that
                                       no Interest Payment Date will occur
                                       after such Morgan Stanley Notice Date.

Denominations........................  $          and integral multiples thereof

Morgan Stanley Call Right............  On any scheduled Trading Day on or after
                                       September   , 2004 or on the Maturity
                                       Date (including the Maturity Date as it
                                       may be extended and regardless of
                                       whether the Maturity Date is a Trading
                                       Day), the Issuer may call the SPARQS, in whole but not in part, for mandatory exchange for the Call Price paid in cash (together with accrued but unpaid interest) on the Call Date.

                                       On the Morgan Stanley Notice Date, the
                                       Issuer shall give notice of the Issuer's exercise of the Morgan Stanley Call Right (i) to the holder of this SPARQS by mailing notice of such exercise, specifying the Call Date on which the Issuer shall effect such exchange, by first class mail, postage prepaid, to the holder's last address as it shall appear upon the registry books, (ii) to the Trustee by telephone or facsimile confirmed by mailing such notice to the Trustee by first class mail, postage prepaid, at its

                                       New York office and (iii) to the
                                       Depositary in accordance with the
                                       applicable procedures set forth in the
                                       Blanket Letter of Representations
                                       prepared by the Issuer. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder of this SPARQS receives the notice. Failure to give notice by mail or any defect in the notice to the holder of any SPARQS shall not affect the validity of the proceedings for the exercise of the Morgan Stanley Call Right with respect to any other SPARQS.

                                       The notice of the Issuer's exercise of
                                       the Morgan Stanley Call Right shall
                                       specify (i) the Call Date, (ii) the Call
                                       Price payable per SPARQS, (iii) the
                                       amount of accrued but unpaid interest
                                       payable per SPARQS on the Call Date,
                                       (iv) whether any subsequently scheduled
                                       Interest Payment Date shall no longer be an Interest Payment Date as a result of the exercise of the Morgan Stanley Call Right, (v) the place or places of payment of such Call Price, (vi) that such delivery will be made upon presentation and surrender of this SPARQS, (vii) that such exchange is pursuant to the Morgan Stanley Call Right and (viii) if applicable, the date to which the Maturity Date has been extended due to a Market Disruption Event as described under "Maturity Date" above.

                                       The notice of the Issuer's exercise of
                                       the Morgan Stanley Call Right shall be
                                       given by the Issuer or, at the Issuer's
                                       request, by the Trustee in the name and
                                       at the expense of the Issuer.

                                       If this SPARQS is so called for
                                       mandatory exchange by the Issuer, then
                                       the cash Call Price and any accrued but
                                       unpaid interest on this SPARQS to be
                                       delivered to the holder of this SPARQS
                                       shall be delivered on the Call Date
                                       fixed by the Issuer and set forth in its notice of its exercise of the Morgan Stanley Call Right, upon delivery of this SPARQS to the Trustee. The Issuer shall, or shall cause the Calculation Agent to, deliver such cash to the Trustee for delivery to the holder of this SPARQS.

                                       If this SPARQS is not surrendered for
                                       exchange on the Call Date, it shall be
                                       deemed to be no longer Outstanding
                                       under, and as defined in, the Senior
                                       Indenture after the Call Date, except
                                       with respect to the holder's right to
                                       receive cash due in connection with the
                                       Morgan Stanley

                                       Call Right.

Morgan Stanley Notice Date...........  The scheduled Trading Day on which the
                                       Issuer issues its notice of mandatory
                                       exchange, which must be at least 10 but
                                       not more than 30 days prior to the Call
                                       Date.

Final Call Notice Date...............  March 22, 2005; provided that if March
                                       22, 2005 is not a Trading Day or if a
                                       Market Disruption Event occurs on such
                                       day, the Final Call Notice Date will be
                                       the immediately succeeding Trading Day
                                       on which no Market Disruption Event
                                       occurs.

Call Date............................  The day specified in the Issuer's notice of mandatory exchange, on which the
                                       Issuer shall deliver cash to the holder
                                       of this SPARQS, for mandatory exchange,
                                       which day may be any scheduled Trading
                                       Day on or after September   , 2004 or the
                                       Maturity Date (including the Maturity
                                       Date as it may be extended and
                                       regardless of whether the Maturity Date
                                       is a scheduled Trading Day). See
                                       "Maturity Date" above.

Call Price...........................  The Call Price with respect to any Call
                                       Date is an amount of cash per each
                                       $         principal amount of this
                                       SPARQS, as calculated by the Calculation
                                       Agent, such that the sum of the present
                                       values of all cash flows on each $
                                       principal amount of this SPARQS to and
                                       including the Call Date (i.e., the Call
                                       Price and all of the interest payments,
                                       including accrued and unpaid interest
                                       payable on the Call Date), discounted to
                                       the Original Issue Date from the
                                       applicable payment date at the Yield to
                                       Call rate of     % per annum computed on
                                       the basis of a 360-day year of twelve
                                       30-day months, equals the Issue Price,
                                       as determined by the Calculation Agent.

Exchange at Maturity.................  At maturity, subject to a prior call of this SPARQS for cash in an amount equal
                                       to the Call Price by the Issuer as
                                       described under "Morgan Stanley Call
                                       Right" above or any acceleration of the
                                       SPARQS, upon delivery of this SPARQS to
                                       the Trustee, each $       principal
                                       amount of this SPARQS shall be applied
                                       by the Issuer as payment for a number of
                                       shares of the common stock of Tellabs,
                                       Inc. ("Tellabs Stock") at the Exchange
                                       Ratio, and the Issuer shall deliver with
                                       respect to each $        principal amount
                                       of this SPARQS an amount of Tellabs
                                       Stock equal to the Exchange Ratio.

                                       The amount of Tellabs Stock to be
                                       delivered at maturity
                                       shall be subject to any applicable
                                       adjustments (i) to the Exchange Ratio
                                       (including, as applicable, any New Stock
                                       Exchange Ratio or any Basket Stock
                                       Exchange Ratio, each as defined in
                                       paragraph 5 under "Antidilution
                                       Adjustments" below) and (ii) in the
                                       Exchange Property, as defined in
                                       paragraph 5 under "Antidilution
                                       Adjustments" below, to be delivered
                                       instead of, or in addition to, such
                                       Tellabs Stock as a result of any
                                       corporate event described under
                                       "Antidilution Adjustments" below, in
                                       each case, required to be made through
                                       the close of business on the third
                                       Trading Day prior to maturity.

                                       The Issuer shall, or shall cause the
                                       Calculation Agent to, provide written
                                       notice to the Trustee at its New York
                                       Office and to the Depositary, on which
                                       notice the Trustee and Depositary may
                                       conclusively rely, on or prior to 10:30
                                       a.m. on the Trading Day immediately
                                       prior to maturity of this SPARQS (but if
                                       such Trading Day is not a Business Day,
                                       prior to the close of business on the
                                       Business Day preceding maturity of this
                                       SPARQS), of the amount of Tellabs Stock
                                       (or the amount of Exchange Property) or
                                       cash to be delivered with respect to
                                       each $         principal amount of this
                                       SPARQS and of the amount of any cash to
                                       be paid in lieu of any fractional share
                                       of Tellabs Stock (or of any other
                                       securities included in Exchange
                                       Property, if applicable); provided that
                                       if the maturity date of this SPARQS is
                                       accelerated (x) because of a Price Event
                                       Acceleration (as described under "Price
                                       Event Acceleration" below) or (y)
                                       because of an Event of Default
                                       Acceleration (as defined under
                                       "Alternate Exchange Calculation in Case
                                       of an Event of Default" below), the
                                       Issuer shall give notice of such
                                       acceleration as promptly as possible,
                                       and in no case later than (A) in the
                                       case of an Event of Default
                                       Acceleration, two Trading Days following such deemed maturity date or (B) in the case of a Price Event Acceleration, 10:30 a.m. on the Trading Day immediately prior to the date of acceleration (as defined under "Price Event Acceleration" below), (i) to the holder of this SPARQS by mailing notice of such acceleration by first class mail, postage prepaid, to the holder's last address as it shall appear upon the registry books, (ii) to the Trustee by telephone or facsimile confirmed by mailing such notice to the Trustee by first class mail, postage prepaid, at its New York office and (iii) to the Depositary by telephone or facsimile confirmed by mailing such notice to the Depositary by first class mail, postage prepaid. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder of this SPARQS receives the notice. If the maturity of this SPARQS is accelerated, no interest on the amounts payable with respect to this SPARQS shall accrue for the period from and after such accelerated maturity date; provided that the Issuer has deposited with the Trustee the Tellabs Stock, the Exchange Property or any cash due with respect to such acceleration by such accelerated maturity date.

                                       The Issuer shall, or shall cause the
                                       Calculation Agent to, deliver any such
                                       shares of Tellabs Stock (or any Exchange
                                       Property) and cash in respect of
                                       interest and any fractional share of
                                       Tellabs Stock (or any Exchange Property) and cash otherwise due upon any acceleration described above to the Trustee for delivery to the holder of this Note. References to payment "per SPARQS" refer to each $ principal amount of this SPARQS.

                                       If this SPARQS is not surrendered for
                                       exchange at maturity, it shall be deemed to be no longer Outstanding under, and as defined in, the Senior Indenture, except with respect to the holder's right to receive the Tellabs Stock (and, if applicable, any Exchange Property) and any cash in respect of interest and any fractional share of Tellabs Stock (or any Exchange Property) and any other cash due at maturity as described in the preceding paragraph under this heading.

Price Event Acceleration.............  If on any two consecutive Trading Days during the period prior to and ending on
                                       the third Business Day immediately
                                       preceding the Maturity Date, the product
                                       of the Closing Price per share of
                                       Tellabs Stock and the Exchange Ratio is
                                       less than $2.00, the Maturity Date of
                                       this SPARQS shall be deemed to be
                                       accelerated to the third Business Day
                                       immediately following such second
                                       Trading Day (the "date of
                                       acceleration"). Upon such acceleration,
                                       the holder of each $         principal
                                       amount of this SPARQS shall receive per
                                       SPARQS on the date of acceleration:


                                          (i) a number of shares of Tellabs
                                          Stock at the then current Exchange
                                          Ratio;

                                          (ii) accrued but unpaid interest on
                                          each $         principal amount of
                                          this SPARQS to but excluding the date
                                          of acceleration; and

                                          (iii) an amount of cash as determined
                                          by the Calculation Agent equal to the
                                          sum of the present values of the
                                          remaining scheduled payments of
                                          interest on each $         principal
                                          amount of this SPARQS (excluding the
                                          amounts included in clause (ii)
                                          above) discounted to the date of
                                          acceleration. The present value of
                                          each remaining scheduled payment will
                                          be based on the comparable yield that
                                          the Issuer would pay on a
                                          non-interest bearing, senior
                                          unsecured debt obligation of the
                                          Issuer having a maturity equal to the
                                          term of each such remaining scheduled
                                          payment, as determined by the
                                          Calculation Agent.

No Fractional Shares.................  Upon delivery of this SPARQS to the
                                       Trustee at maturity, the Issuer shall
                                       deliver the aggregate number of shares
                                       of Tellabs Stock due with respect to
                                       this SPARQS, as described above, but the Issuer shall pay cash in lieu of delivering any fractional share of Tellabs Stock in an amount equal to the corresponding fractional Closing Price of such fraction of a share of Tellabs Stock as determined by the Calculation Agent as of the second scheduled Trading Day prior to maturity of this SPARQS.

Exchange Ratio.......................  1.0, subject to adjustment for corporate events relating to Tellabs, Inc.
                                       ("Tellabs") described under
                                       "Antidilution Adjustments" below.

Closing Price........................  The Closing Price for one share of
                                       Tellabs Stock (or one unit of any other
                                       security for which a Closing Price must
                                       be determined) on any Trading Day (as
                                       defined below) means:

                                       o if Tellabs Stock (or any such other
                                       security) is listed or admitted to
                                       trading on a national securities
                                       exchange, the last reported sale price,
                                       regular way, of the principal trading
                                       session on such day on the principal
                                       United States securities exchange
                                       registered under the Securities Exchange
                                       Act of 1934, as amended (the "Exchange
                                       Act"), on which Tellabs Stock (or any
                                       such other security) is listed or
                                       admitted to trading,

                                       o if Tellabs Stock (or any such other
                                       security) is a security of the Nasdaq
                                       National Market (and provided
                                       that the Nasdaq National Market is not
                                       then a national securities exchange),
                                       the Nasdaq official closing price
                                       published by The Nasdaq Stock Market,
                                       Inc. on such day, or

                                       o if Tellabs Stock (or any such other
                                       security) is not listed or admitted to
                                       trading on any national securities
                                       exchange or a security of the Nasdaq
                                       National Market but is included in the
                                       OTC Bulletin Board Service (the "OTC
                                       Bulletin Board") operated by the
                                       National Association of Securities
                                       Dealers, Inc. (the "NASD"), the last
                                       reported sale price of the principal
                                       trading session on the OTC Bulletin
                                       Board on such day.

                                       If Tellabs Stock (or any such other
                                       security) is listed or admitted to
                                       trading on any national securities
                                       exchange or is a security of the Nasdaq
                                       National Market but the last reported
                                       sale price or Nasdaq official closing
                                       price, as applicable, is not available
                                       pursuant to the preceding sentence, then the Closing Price for one share of Tellabs Stock (or one unit of any such other security) on any Trading Day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market or the OTC Bulletin Board on such day. If, because of a Market Disruption Event (as defined below) or otherwise, the last reported sale price or Nasdaq official closing price, as applicable, for Tellabs Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the Closing Price for any Trading Day will be the mean, as determined by the Calculation Agent, of the bid prices for Tellabs Stock (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term "security of the Nasdaq National Market" will include a security included in any successor to such system, and the term OTC Bulletin Board Service will include any successor service thereto.

Trading Day..........................  A day, as determined by the Calculation
                                       Agent, on which trading is generally
                                       conducted on the New York Stock
                                       Exchange, Inc. ("NYSE"), the American
                                       Stock Exchange LLC, the Nasdaq National
                                       Market, the Chicago

                                       Mercantile Exchange and the Chicago
                                       Board of Options Exchange and in the
                                       over-the-counter market for equity
                                       securities in the United States.

Calculation Agent....................  MS & Co. and its successors.

                                       All calculations with respect to the
                                       Exchange Ratio and Call Price for the
                                       SPARQS shall be made by the Calculation
                                       Agent and shall be rounded to the
                                       nearest one hundred-thousandth, with
                                       five one-millionths rounded upward
                                       (e.g., .876545 would be rounded to
                                       .87655); all dollar amounts related to
                                       the Call Price resulting from such
                                       calculations shall be rounded to the
                                       nearest ten-thousandth, with five one
                                       hundred-thousandths rounded upward
                                       (e.g., .76545 would be rounded to
                                       .7655); and all dollar amounts paid with respect to the Call Price on the aggregate number of SPARQS shall be rounded to the nearest cent, with one-half cent rounded upward.

                                       All determinations made by the
                                       Calculation Agent shall be at the sole
                                       discretion of the Calculation Agent and
                                       shall, in the absence of manifest error, be conclusive for all purposes and binding on the holder of this SPARQS and the Issuer.

Antidilution Adjustments.............  The Exchange Ratio shall be adjusted as follows:

                                            1. If Tellabs Stock is subject to a
                                       stock split or reverse stock split, then once such split has become effective, the Exchange Ratio shall be adjusted to equal the product of the prior Exchange Ratio and the number of shares issued in such stock split or reverse stock split with respect to one share of Tellabs Stock.

                                            2. If Tellabs Stock is subject (i)
                                       to a stock dividend (issuance of
                                       additional shares of Tellabs Stock) that is given ratably to all holders of shares of Tellabs Stock or (ii) to a distribution of Tellabs Stock as a result of the triggering of any provision of the corporate charter of Tellabs, then once the dividend has become effective and Tellabs Stock is trading ex-dividend, the Exchange Ratio shall be adjusted so that the new Exchange Ratio shall equal the prior Exchange Ratio plus the product of (i) the number of shares issued with respect to one share of Tellabs Stock and (ii) the prior Exchange Ratio.

                                            3. If Tellabs issues rights or
                                       warrants to all holders of Tellabs Stock to subscribe for or purchase Tellabs Stock at an exercise price per share less than the Closing Price of Tellabs Stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of this SPARQS, then the Exchange Ratio shall be adjusted to equal the product of the prior Exchange Ratio and a fraction, the numerator of which shall be the number of shares of Tellabs Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of Tellabs Stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of Tellabs Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of Tellabs Stock which the aggregate offering price of the total number of shares of Tellabs Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Closing Price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such Closing Price.

                                            4. There shall be no adjustments to
                                       the Exchange Ratio to reflect cash
                                       dividends or other distributions paid
                                       with respect to Tellabs Stock other than distributions described in paragraph 2, paragraph 3 and clauses (i), (iv) and
                                       (v) of the first sentence of paragraph 5 and Extraordinary Dividends.
                                       "Extraordinary Dividend" means each of
                                       (a) the full amount per share of Tellabs
                                       Stock of any cash dividend or special
                                       dividend or distribution that is
                                       identified by Tellabs as an
                                       extraordinary or special dividend or
                                       distribution, (b) the excess of any cash dividend or other cash distribution (that is not otherwise identified by Tellabs as an extraordinary or special dividend or distribution) distributed per share of Tellabs Stock over the immediately preceding cash dividend or other cash distribution, if any, per share of Tellabs Stock that did not include an Extraordinary Dividend (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) if such excess portion of the dividend or distribution is more than 5% of the Closing Price of Tellabs Stock on the Trading Day preceding the "ex-dividend date" (that is, the day on and after which transactions in Tellabs Stock on an organized securities exchange or trading system no longer carry the right to receive that cash dividend or other cash distribution) for the payment of such cash dividend or other cash distribution (such Closing Price, the "Base Closing Price") and (c) the full cash value of any non-cash dividend or distribution per share of Tellabs Stock (excluding Marketable Securities, as defined in paragraph 5 below). Subject to the following sentence, if any cash dividend or distribution of such other property with respect to Tellabs Stock includes an Extraordinary Dividend, the Exchange Ratio with respect to Tellabs Stock shall be adjusted on the ex-dividend date so that the new Exchange Ratio shall equal the product of (i) the prior Exchange Ratio and (ii) a fraction, the numerator of which is the Base Closing Price, and the denominator of which is the amount by which the Base Closing Price exceeds the Extraordinary Dividend. If any Extraordinary Dividend is at least 35% of the Base Closing Price, then, instead of adjusting the Exchange Ratio, the amount payable upon exchange at maturity shall be determined as described in paragraph 5 below, and the Extraordinary Dividend shall be allocated to Reference Basket Stocks in accordance with the procedures for a Reference Basket Event as described in clause 3(b) of paragraph 5 below. The value of the non-cash component of an Extraordinary Dividend shall be determined on the ex-dividend date for such distribution by the Calculation Agent, whose determination shall be conclusive in the absence of manifest error. A distribution on Tellabs Stock described in clause (i),
                                       (iv) or (v) of the first sentence of
                                       paragraph 5 below shall cause an
                                       adjustment to the Exchange Ratio
                                       pursuant only to clause (i), (iv) or (v) of the first sentence of paragraph 5, as applicable.

                                            5. Any of the following shall
                                       constitute a Reorganization Event: (i)
                                       Tellabs Stock is reclassified or
                                       changed, including, without limitation,
                                       as a result of the issuance of any
                                       tracking stock by Tellabs, (ii) Tellabs
                                       has been subject to any merger,
                                       combination or consolidation and is not
                                       the surviving entity, (iii) Tellabs
                                       completes a statutory exchange of
                                       securities with another corporation
                                       (other than pursuant to clause (ii)
                                       above), (iv) Tellabs is liquidated, (v)
                                       Tellabs issues to all of its
                                       shareholders
                                       equity securities of an issuer other
                                       than Tellabs (other than in a
                                       transaction described in clause (ii),
                                       (iii) or (iv) above) (a "spinoff stock")
                                       or (vi) Tellabs Stock is the subject of
                                       a tender or exchange offer or going
                                       private transaction on all of the
                                       outstanding shares. If any
                                       Reorganization Event occurs, in each
                                       case as a result of which the holders of
                                       Tellabs Stock receive any equity
                                       security listed on a national securities
                                       exchange or traded on The Nasdaq
                                       National Market (a "Marketable
                                       Security"), other securities or other
                                       property, assets or cash (collectively
                                       "Exchange Property"), the amount payable
                                       upon exchange at maturity with respect
                                       to each $         principal amount of
                                       this SPARQS following the effective date for such Reorganization Event (or, if applicable, in the case of spinoff stock, the ex-dividend date for the distribution of such spinoff stock) shall be determined in accordance with the following:

                                       (1) if Tellabs Stock continues to be
                                       outstanding, Tellabs Stock (if
                                       applicable, as reclassified upon the
                                       issuance of any tracking stock) at the
                                       Exchange Ratio in effect on the third
                                       Trading Day prior to the scheduled
                                       Maturity Date (taking into account any
                                       adjustments for any distributions
                                       described under clause (3)(a) below);
                                       and

                                       (2) for each Marketable Security
                                       received in such Reorganization Event
                                       (each a "New Stock"), including the
                                       issuance of any tracking stock or
                                       spinoff stock or the receipt of any
                                       stock received in exchange for Tellabs
                                       Stock where Tellabs is not the surviving entity, the number of shares of the New Stock received with respect to one share of Tellabs Stock multiplied by the Exchange Ratio for Tellabs Stock on the Trading Day immediately prior to the effective date of the Reorganization Event (the "New Stock Exchange Ratio"), as adjusted to the third Trading Day prior to the scheduled Maturity Date (taking into account any adjustments for distributions described under clause
                                       (3)(a) below); and

                                       (3) for any cash and any other property
                                       or securities other than Marketable
                                       Securities received in such
                                       Reorganization Event (the "Non-Stock
                                       Exchange Property"),

                                          (a) if the combined value of the
                                          amount of Non-Stock Exchange Property
                                          received per share of Tellabs Stock,
                                          as determined by the Calculation

                                          Agent in its sole discretion on the
                                          effective date of such Reorganization
                                          Event (the "Non-Stock Exchange
                                          Property Value"), by holders of
                                          Tellabs Stock is less than 25% of the
                                          Closing Price of Tellabs Stock on the
                                          Trading Day immediately prior to the
                                          effective date of such Reorganization
                                          Event, a number of shares of Tellabs
                                          Stock, if applicable, and of any New
                                          Stock received in connection with
                                          such Reorganization Event, if
                                          applicable, in proportion to the
                                          relative Closing Prices of Tellabs
                                          Stock and any such New Stock, and
                                          with an aggregate value equal to the
                                          Non- Stock Exchange Property Value
                                          multiplied by the Exchange Ratio in
                                          effect for Tellabs Stock on the
                                          Trading Day immediately prior to the
                                          effective date of such Reorganization
                                          Event, based on such Closing Prices,
                                          in each case as determined by the
                                          Calculation Agent in its sole
                                          discretion on the effective date of
                                          such Reorganization Event; and the
                                          number of such shares of Tellabs
                                          Stock or any New Stock determined in
                                          accordance with this clause (3)(a)
                                          shall be added at the time of such
                                          adjustment to the Exchange Ratio in
                                          subparagraph (1) above and/or the New
                                          Stock Exchange Ratio in subparagraph
                                          (2) above, as applicable, or

                                          (b) if the Non-Stock Exchange
                                          Property Value is equal to or exceeds
                                          25% of the Closing Price of Tellabs
                                          Stock on the Trading Day immediately
                                          prior to the effective date relating
                                          to such Reorganization Event or, if
                                          Tellabs Stock is surrendered
                                          exclusively for Non-Stock Exchange
                                          Property (in each case, a "Reference
                                          Basket Event"), an initially
                                          equal-dollar weighted basket of three
                                          Reference Basket Stocks (as defined
                                          below) with an aggregate value on the
                                          effective date of such Reorganization
                                          Event equal to the Non-Stock Exchange
                                          Property Value multiplied by the
                                          Exchange Ratio in effect for Tellabs
                                          Stock on the Trading Day immediately
                                          prior to the effective date of such
                                          Reorganization Event. The "Reference
                                          Basket Stocks" shall be the three
                                          stocks with the largest market
                                          capitalization among the stocks that
                                          then comprise the S&P 500 Index (or,
                                          if publication of such index is
                                          discontinued, any successor or
                                          substitute index selected by the
                                          Calculation Agent in its sole
                                          discretion) with the same primary
                                          Standard Industrial Classification
                                          Code ("SIC Code") as Tellabs;
                                          provided, however, that a Reference
                                          Basket

                                          Stock shall not include any stock
                                          that is subject to a trading
                                          restriction under the trading
                                          restriction policies of Morgan
                                          Stanley or any of its affiliates that
                                          would materially limit the ability of
                                          Morgan Stanley or any of its
                                          affiliates to hedge the SPARQS with
                                          respect to such stock (a "Hedging
                                          Restriction"); provided further that
                                          if three Reference Basket Stocks
                                          cannot be identified from the S&P 500
                                          Index by primary SIC Code for which a
                                          Hedging Restriction does not exist,
                                          the remaining Reference Basket
                                          Stock(s) shall be selected by the
                                          Calculation Agent from the largest
                                          market capitalization stock(s) within
                                          the same Division and Major Group
                                          classification (as defined by the
                                          Office of Management and Budget) as
                                          the primary SIC Code for Tellabs.
                                          Each Reference Basket Stock shall be
                                          assigned a Basket Stock Exchange
                                          Ratio equal to the number of shares
                                          of such Reference Basket Stock with a
                                          Closing Price on the effective date
                                          of such Reorganization Event equal to
                                          the product of (a) the Non-Stock
                                          Exchange Property Value, (b) the
                                          Exchange Ratio in effect for Tellabs
                                          Stock on the Trading Day immediately
                                          prior to the effective date of such
                                          Reorganization Event and (c)
                                          0.3333333.

                                       Following the allocation of any
                                       Extraordinary Dividend to Reference
                                       Basket Stocks pursuant to paragraph 4
                                       above or any Reorganization Event
                                       described in this paragraph 5, the
                                       amount payable upon exchange at maturity
                                       with respect to each $         principal
                                       amount of this SPARQS shall be the sum
                                       of:

                                          (i)   if applicable, Tellabs Stock at
                                                the Exchange Ratio then in
                                                effect; and

                                          (ii)  if applicable, for each New
                                                Stock, such New Stock at the
                                                New Stock Exchange Ratio then
                                                in effect for such New Stock;
                                                and

                                          (iii) if applicable, for each
                                                Reference Basket Stock, such
                                                Reference Basket Stock at the
                                                Basket Stock Exchange Ratio
                                                then in effect for such
                                                Reference Basket Stock.

                                       In each case, the applicable Exchange
                                       Ratio (including for this purpose, any
                                       New Stock Exchange Ratio or Basket Stock
                                       Exchange Ratio) shall be determined by
                                       the

                                       Calculation Agent on the third Trading
                                       Day prior to the scheduled Maturity
                                       Date.

                                       For purposes of paragraph 5 above, in
                                       the case of a consummated tender or
                                       exchange offer or going-private
                                       transaction involving Exchange Property
                                       of a particular type, Exchange Property
                                       shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

                                       Following the occurrence of any
                                       Reorganization Event referred to in
                                       paragraphs 4 or 5 above, (i) references
                                       to "Tellabs Stock" under "No Fractional
                                       Shares," "Closing Price" and "Market
                                       Disruption Event" shall be deemed to
                                       also refer to any New Stock or Reference
                                       Basket Stock, and (ii) all other
                                       references in this SPARQS to "Tellabs
                                       Stock" shall be deemed to refer to the
                                       Exchange Property into which this SPARQS is thereafter exchangeable and references to a "share" or "shares" of Tellabs Stock shall be deemed to refer to the applicable unit or units of such Exchange Property, including any New Stock or Reference Basket Stock, unless the context otherwise requires. The New Stock Exchange Ratio(s) or Basket Stock Exchange Ratios resulting from any Reorganization Event described in paragraph 5 above or similar adjustment under paragraph 4 above shall be subject to the adjustments set forth in paragraphs 1 through 5 hereof.

                                       If a Reference Basket Event occurs, the
                                       Issuer shall, or shall cause the
                                       Calculation Agent to, provide written
                                       notice to the Trustee at its New York
                                       office, on which notice the Trustee may
                                       conclusively rely, and to DTC of the
                                       occurrence of such Reference Basket
                                       Event and of the three Reference Basket
                                       Stocks selected as promptly as possible
                                       and in no event later than five Business
                                       Days after the date of the Reference
                                       Basket Event.

                                       No adjustment to any Exchange Ratio
                                       (including for this purpose, any New
                                       Stock Exchange Ratio or Basket Stock
                                       Exchange Ratio) shall be required unless such adjustment would require a change of at least 0.1% in the Exchange Ratio then in effect. The Exchange Ratio resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the Exchange Ratios will be made up to the close of business on the third Trading Day prior to the Maturity Date.

                                       No adjustments to the Exchange Ratio or
                                       method of calculating the Exchange Ratio shall be made other than those specified above.

                                       The Calculation Agent shall be solely
                                       responsible for the determination and
                                       calculation of any adjustments to the
                                       Exchange Ratio, any New Stock Exchange
                                       Ratio or Basket Stock Exchange Ratio or
                                       method of calculating the Exchange
                                       Property Value and of any related
                                       determinations and calculations with
                                       respect to any distributions of stock,
                                       other securities or other property or
                                       assets (including cash) in connection
                                       with any corporate event described in
                                       paragraphs 1 through 5 above, and its
                                       determinations and calculations with
                                       respect thereto shall be conclusive in
                                       the absence of manifest error.

                                       The Calculation Agent shall provide
                                       information as to any adjustments to the Exchange Ratio or to the method of calculating the amount payable upon exchange at maturity of the SPARQS made pursuant to paragraphs 1 through 5 above upon written request by any holder of this SPARQS.

Market Disruption Event..............  "Market Disruption Event" means, with respect to Tellabs Stock:

                                          (i) a suspension, absence or material
                                          limitation of trading of Tellabs
                                          Stock on the primary market for
                                          Tellabs Stock for more than two hours
                                          of trading or during the one-half
                                          hour period preceding the close of
                                          the principal trading session in such
                                          market; or a breakdown or failure in
                                          the price and trade reporting systems
                                          of the primary market for Tellabs
                                          Stock as a result of which the
                                          reported trading prices for Tellabs
                                          Stock during the last one-half hour
                                          preceding the close of the principal
                                          trading session in such market
                                          are materially inaccurate; or the
                                          suspension, absence or material
                                          limitation of trading on the primary
                                          market for trading in options
                                          contracts related to Tellabs Stock,
                                          if available, during the one-half
                                          hour period preceding the close of
                                          the principal trading session in the
                                          applicable market, in each case as
                                          determined by the Calculation Agent
                                          in its sole discretion; and

                                          (ii) a determination by the
                                          Calculation Agent in its sole
                                          discretion that any event described
                                          in clause (i) above materially
                                          interfered with the ability of the
                                          Issuer or any of its affiliates to
                                          unwind or adjust all or a material
                                          portion of the hedge with respect to
                                          the SPARQS due April 1, 2005,
                                          Mandatorily Exchangeable for Shares
                                          of Common Stock of Tellabs, Inc.

                                       For purposes of determining whether a
                                       Market Disruption Event has occurred:
                                       (i) a limitation on the hours or number
                                       of days of trading shall not constitute
                                       a Market Disruption Event if it results
                                       from an announced change in the regular
                                       business hours of the relevant exchange,
                                       (ii) a decision to permanently
                                       discontinue trading in the relevant
                                       options contract shall not constitute a
                                       Market Disruption Event, (iii)
                                       limitations pursuant to NYSE Rule 80A
                                       (or any applicable rule or regulation
                                       enacted or promulgated by the NYSE, any
                                       other self-regulatory organization or
                                       the Securities and Exchange Commission
                                       of scope similar to NYSE Rule 80A as
                                       determined by the Calculation Agent) on
                                       trading during significant market
                                       fluctuations shall constitute a
                                       suspension, absence or material
                                       limitation of trading, (iv) a suspension of trading in options contracts on Tellabs Stock by the primary securities market trading in such options, if available, by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts shall constitute a suspension, absence or material limitation of trading in options contracts related to Tellabs Stock and (v) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to Tellabs Stock are traded shall not include any time when such securities market is itself closed for trading under ordinary circumstances.

Alternate Exchange Calculation
in Case of an Event of Default.......  In case an event of default with respect to the SPARQS shall have occurred and be
                                       continuing, the amount declared due and
                                       payable per each $         principal
                                       amount of this SPARQS upon any
                                       acceleration of this SPARQS (an "Event
                                       of Default Acceleration") shall be
                                       determined by the Calculation Agent and
                                       shall be an amount in cash equal to the
                                       lesser of (i) the product of (x) the
                                       Closing Price of Tellabs Stock (and/or
                                       the value of any Exchange Property) as
                                       of the date of such acceleration and (y)
                                       the then current Exchange Ratio and (ii)
                                       the Call Price calculated as though the
                                       date of acceleration were the Call Date
                                       (but in no event less than the Call
                                       Price for the first Call Date), in each
                                       case plus accrued but unpaid interest to
                                       but excluding the date of acceleration;
                                       provided that if the Issuer has called
                                       the SPARQS in accordance with the Morgan
                                       Stanley Call Right, the amount declared
                                       due and payable upon any such
                                       acceleration shall be an amount in cash
                                       for each $         principal amount of
                                       this SPARQS equal to the Call Price for
                                       the Call Date specified in the Issuer's
                                       notice of mandatory exchange, plus
                                       accrued but unpaid interest to but
                                       excluding the date of acceleration.

Treatment of SPARQS for
United States Federal
Income Tax Purposes..................  The Issuer, by its sale of this SPARQS, and the holder of this SPARQS (and any
                                       successor holder of, or holder of a
                                       beneficial interest in, this SPARQS), by
                                       its respective purchase hereof, agree
                                       (in the absence of an administrative
                                       determination or judicial ruling to the
                                       contrary) to characterize each $
                                       principal amount of this SPARQS for all
                                       tax purposes as an investment unit
                                       consisting of (A) a terminable contract
                                       (the "Terminable Forward Contract") that
                                       (i) requires the holder of this SPARQS
                                       (subject to the Morgan Stanley Call
                                       Right) to purchase, and the Issuer to
                                       sell, for an amount equal to $
                                       (the "Forward Price"), Tellabs Stock at
                                       maturity and (ii) allows the Issuer,
                                       upon exercise of the Morgan Stanley Call
                                       Right, to terminate the Terminable
                                       Forward Contract by returning to such
                                       holder the Deposit (as defined below)
                                       and paying to such holder an amount of
                                       cash equal to the difference between the
                                       Deposit and the Call Price and (B) a
                                       deposit with the Issuer of a fixed
                                       amount of cash, equal to the Issue Price
                                       per each $       principal amount of this
                                       SPARQS, to secure the holder's
                                       obligation to purchase Tellabs Stock
                                       pursuant to the Terminable Forward
                                       Contract (the "Deposit"), which

                                       Deposit bears a quarterly compounded
                                       yield of     % per annum.

     Morgan Stanley, a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the amount of Tellabs Stock (or other Exchange Property), as determined in accordance with the provisions set forth under "Exchange at Maturity" above, due with respect to the principal sum of
U.S. $           (UNITED STATES DOLLARS                          ) on the
Maturity Date specified above (except to the extent redeemed or repaid prior to maturity) and to pay interest thereon at the Interest Rate per annum specified above, from and including the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment weekly, monthly, quarterly, semiannually or annually in arrears as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if this Note is subject to "Annual Interest Payments," interest payments shall be made annually in arrears and the term "Interest Payment Date" shall be deemed to mean the first day of March in each year.

     Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until but excluding the date the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day (as defined below)) (each such date, a "Record Date"); provided, however, that interest payable at maturity (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is operating (a "TARGET Settlement Day").

     Payment of the principal of this Note, any premium and the interest due at maturity (or any redemption or repayment date), unless this Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest

Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

     If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of interest, principal or any premium with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing, with respect to payments of interest, on or prior to the fifth Business Day after the applicable Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be; provided that, if payment of interest, principal or any premium with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and provided, further, that payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

     If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten calendar days prior to the Maturity Date or any redemption or repayment date, for payments of principal, as the case may be.

     If the holder elects to receive all or a portion of payments of principal of, premium, if any, and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

DATED:
                                               MORGAN STANLEY


                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

TRUSTEE'S CERTIFICATE
  OF AUTHENTICATION

This is one of the Notes referred
  to in the within-mentioned Senior
  Indenture.

JPMORGAN CHASE BANK,
  as Trustee


By:
   ------------------------------------
   Authorized Officer

                              REVERSE OF SECURITY

     This Note is one of a duly authorized issue of Senior Global Medium-Term Notes, Series C, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under an Amended and Restated Senior Indenture, dated as of May 1, 1999, between the Issuer and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (the "Trustee," which term includes any successor trustee under the Senior Indenture) (as may be amended or supplemented from time to time, the "Senior Indenture"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed JPMorgan Chase Bank at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

     Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

     If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Senior Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment, provided that if this Note is issued with original issue discount, this Note will be repayable on the applicable Optional Repayment Date or Dates at the price(s) specified on the face hereof. For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 calendar days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Unless otherwise provided on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

     In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

     This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

     This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, unless otherwise stated above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance.

     The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Senior Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

     In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

     The Senior Indenture provides that (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Senior Indenture, including the series of Senior Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to the Issuer and to the Trustee, if given by the securityholders, may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and
(b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy, insolvency or reorganization of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under the Senior Indenture, voting as one class, by notice in writing to the Issuer and to the Trustee, if given by the securityholders, may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal or premium, if any, or interest on such debt securities) by the holders of a majority in aggregate principal amount of the debt securities of all affected series then outstanding.

     If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration or Redemption," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

     If the face hereof indicates that this Note is subject to "Tax Redemption and Payment of Additional Amounts," this Note may be redeemed, as a whole, at the option of the Issuer at any time prior to maturity, upon the giving of a notice of redemption as described below, at a redemption price equal to 100% of the principal amount hereof, together with accrued interest to the date fixed for redemption (except that if this Note is subject to "Modified Payment upon Acceleration or Redemption," such redemption price would be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of redemption, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of redemption) (the "Amortized Amount")), if the Issuer determines that, as a result of any change in or amendment to the laws, or any regulations or rulings promulgated thereunder, of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the Initial Offering Date hereof, the Issuer has or will become obligated to pay Additional Amounts, as defined below, with respect to this Note as described below. Prior to the giving of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (i) a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred, and
(ii) an opinion of independent legal counsel satisfactory to the Trustee to such effect based on such statement of facts; provided that no such notice of redemption shall be given earlier than 60 calendar days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of this Note were then due.

     Notice of redemption will be given not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, which date and the applicable redemption price will be specified in the notice.

     If the face hereof indicates that this Note is subject to "Tax Redemption and Payment of Additional Amounts," the Issuer will, subject to certain exceptions and limitations set forth below, pay such additional amounts (the "Additional Amounts") to the holder of this Note who is a United States Alien as may be necessary in order that every net payment of the principal of and interest on this Note and any other amounts payable on this Note, after withholding or deduction for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States, or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in this Note to be then due and payable. The Issuer will not, however, make any payment of Additional Amounts to any such holder who is a United States Alien for or on account of:

          (a) any present or future tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between such holder, or between a fiduciary, settlor, beneficiary, member or shareholder of such holder, if such holder is an estate, a trust, a partnership or a corporation for United States federal income tax purposes, and the United States, including, without limitation, such holder, or such fiduciary, settlor, beneficiary, member or shareholder, being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (ii) the presentation by or on behalf of the holder of this Note for payment on a date more than 15 calendar days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          (b) any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar tax, assessment or governmental charge;

          (c) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax or as a private foundation or other tax-exempt organization or a bank receiving interest under Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended;

          (d) any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments on or in respect of this Note;

          (e) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, or interest on, this Note, if such payment can be made without such withholding by any other Paying Agent in a city in Western Europe;

          (f) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of this Note, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

          (g) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock entitled to vote of the Issuer or as a direct or indirect subsidiary of the Issuer; or

          (h) any combination of items (a), (b), (c), (d), (e), (f) or (g).

In addition, the Issuer shall not be required to make any payment of Additional Amounts (i) to any such holder where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings; or (ii) by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting this Note or the relevant coupon to another Paying Agent in a member state of the European Union. Nor shall the Issuer pay Additional Amounts with respect to any payment on this Note to a United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of this Note.

     The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities or for other property or the cash value of the property (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

     Except as set forth below, if the principal of, premium, if any, or interest on this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on, any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended. Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the "Exchange Dealers") for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

     The "Exchange Rate Agent" shall be Morgan Stanley & Co. Incorporated, unless otherwise indicated on the face hereof.

     All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons.

     So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated. If any European Union Directive on the taxation of savings comes into force, the Issuer will, to the extent possible as a matter of law, maintain a Paying Agent in a member state of the European Union that will not be obligated to withhold or deduct tax pursuant to any such Directive or any law implementing or complying with, or introduced in order to conform to, such Directive.

     With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

     No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

     Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     As used herein, the term "United States Alien" means any person who is, for United States federal income tax purposes, (i) a nonresident alien individual, (ii) a foreign corporation, (iii) a nonresident alien fiduciary of a foreign estate or trust or (iv) a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

     All terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM - as tenants in common
          TEN ENT - as tenants by the entireties
          JT TEN - as joint tenants with right of survivorship and not as tenants in common


     UNIF GIFT MIN ACT - _____________________ Custodian _______________________
                               (Minor)                           (Cust)

     Under Uniform Gifts to Minors Act ___________________________________
                                                   (State)

     Additional abbreviations may also be used though not in the above list.

                               ------------------

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


___________________________________________
[PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE]


_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.


Dated: ______________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                           OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at


_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
        (Please print or typewrite name and address of the undersigned)


     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid:
___________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): _____________.


Dated: ______________________________  _________________________________________
                                       NOTICE: The signature on this Option to
                                       Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.